For More Information:
Ronald A. Miller
Senior Vice President and Chief Financial Officer
Phone: 585-786-1102

FOR IMMEDIATE RELEASE

Financial Institutions, Inc. Reports 2004 Fourth Quarter

and Year-end Results

WARSAW, N.Y., January 27, 2005 — Financial Institutions, Inc. (NASDAQ:FISI), a holding company of community banks serving Central and Western New York, today reported net income for the fourth quarter of 2004 of $2.9 million compared with $5.1 million in net income for the third quarter of 2004 and $2.2 million in the fourth quarter of 2003. The drop in net income from the third quarter of 2004 primarily relates to a $1.9 million increase in the provision for loan losses to $4.0 million in the fourth quarter from $2.1 million in the third quarter and additional costs associated with asset quality and compliance issues. Fourth quarter 2004 net income represents a $.7 million increase over fourth quarter 2003 net income of $2.2 million. The fourth quarter 2004 provision for loan losses is $4.3 million lower than the $8.3 million provision for loan losses in the fourth quarter of 2003 and partially offset an increase of $2.3 million in noninterest expense. Diluted earnings per share for the fourth quarter of 2004 were $.22, an increase of 29% over $.17 per share for the comparable quarter last year.

For the year ended December 31, 2004, net income was $16.2 million, an increase of $2.0 million, or 14%, over 2003 net income of $14.2 million. Diluted earnings per share for 2004 were $1.31, an increase of $.18 per share over $1.13 per share for 2003. The provision for loan losses in 2004 was $13.5 million, down $9.0 million from the prior year, and was partially offset by a $3.2 million increase in salaries and benefits and a $1.6 million increase in other operating expenses.

Peter G. Humphrey, Chairman, President & CEO of Financial Institutions, Inc (FII) stated, “Our fourth quarter results continue to be impacted by the credit quality issues at several of our subsidiary banks. We have been diligently working to repair loan quality issues and believe we have made progress through the addition of new personnel and greater oversight of our subsidiary bank loan portfolio activities by the Company’s management. It will take time before these changes positively impact the entire commercial loan portfolios of our subsidiary banks. We continue to implement higher credit standards, detailed inspections of loan records, and increased centralized credit administration.”

Return on average common equity for the quarter (annualized) and the full year 2004 was 5.81% and 8.76% compared with 4.44% and 7.65% for the same periods in 2003, respectively. The improvement in return ratios was primarily a result of a reduction in the provision for loan losses in 2004 compared with the prior year. Return on average assets for the 2004 fourth quarter and the full year also improved to .52% and .74% compared with .41% and .66% for the same periods in 2003, respectively.

Asset Quality

Nonperforming assets at December 31, 2004 were $52.5 million, up $2.7 million from September 30, 2004 and up $.4 million from December 31, 2003. The ratio of nonperforming assets to total loans and other real estate was 4.18% at the end of 2004 compared with 3.87% at the end of 2003. Net loan charge-offs in the fourth quarter of 2004 were $2.2 million, up $.3 million from the third quarter of 2004 and down $6.1 million compared to the prior year’s fourth quarter. Net loan charge-offs for the full year 2004 were $9.6 million compared with $15.1 million in 2003.

Revenue

For the fourth quarter 2004, net interest income remained relatively flat with the 2003 fourth quarter at $19.0 million. Interest income from securities offset the decline in interest earned on a lower loan base. The net interest margin for the fourth quarter of 2004 was 3.90% compared with 3.96% in the prior year. Net interest income of $75.4 million for 2004 was relatively unchanged from the prior year. Net interest margin for the year 2004 declined 6 basis points to 3.89% from 3.95% in 2003.

Noninterest income for the fourth quarter of 2004 declined $.9 million, or 13%, from the same quarter in 2003. The decline is largely attributed to a drop of $.6 million in mortgage banking income, a result of lower volumes of mortgage originations and corresponding sales of mortgages in the secondary market. For the year, noninterest income was down $.7 million, or 3%, as increased fees on deposit accounts and the gain on sale of credit card loans helped to offset the lower residential mortgage banking activities and gain on the sales of securities in comparison with the prior year.

Noninterest expense

Noninterest expense for the fourth quarter of 2004 was $17.7 million, an increase of $2.3 million over the same quarter a year ago, and for the full year 2004 was $65.6 million, an increase of $4.8 million over 2003. The higher expenses reflect the increase in staff for the centralized credit administration function, the building of the loan administration team, and fees for professional services. Included in the fees for professional services are costs associated with asset quality and regulatory issues, as well as costs incurred for the implementation of the Section 404 internal control provisions of the Sarbanes-Oxley Act. The higher expenses, combined with flat revenue, resulted in an efficiency ratio of 67.03% for the 2004 fourth quarter and 62.12% for the year. This compares with 55.33% and 55.73% for the 2003 fourth quarter and full year, respectively.

Balance Sheet Trends

Average deposits grew 3% for the fourth quarter and full year 2004. The deposit growth reflects the addition of new products in the Company’s service area and the development of the customer base at new branches that have been added over the last 2 years.

Total loans declined 7% to $1.26 billion as of December 31, 2004 compared with $1.35 billion at the end of the prior year. Loan origination has slowed as the Company has implemented more stringent underwriting requirements, implemented training on the new credit processes and focused resources on the existing loan portfolio.

Mr. Humphrey noted, “During 2004, the Company has increased the staff and resources available to its Chief Risk Officer and the centralized credit administration function that reports to him. Corporate commercial risk officers with credit administration oversight responsibility have been added at the Company level to support our bank subsidiaries. The position of Chief of Community Banking has been created and filled, to provide greater consistency and oversight of the commercial-related loan administration function at all four bank subsidiaries. New Board members have been added at our National Bank of Geneva (“NBG”) and Bath National Bank (“BNB”) subsidiaries, and the Board-level compliance committees have been reorganized, with access to an outside consultant experienced in regulatory compliance matters. Centralized control has been implemented for all risk-rating reviews and Corporate Credit Administration has completed a comprehensive special review of our commercial-related loan portfolio.”

Mr. Humphrey went on to say, “We continue to work diligently with our regulators to address the remaining outstanding issues contained in NBG and BNB’s formal agreements with the Office of the Comptroller of the Currency (“OCC”). While we still face challenges, we are encouraged by our progress and will work hard to continue it.”

About Financial Institutions, Inc.

FII is the bank holding company parent of Wyoming County Bank, The National Bank of Geneva, Bath National Bank, and First Tier Bank and Trust with $2.2 billion in assets. Its four banks provide a wide range of consumer and commercial banking services to individuals, municipalities, and businesses through a network of 49 offices and 71 ATMs in Western and Central New York State. FII’s Financial Services Group also provides diversified financial services to its customers and clients, including brokerage, trust, insurance and employee benefits and compensation consulting. More information on FII and its subsidiaries is available through the Company web site at www.fiiwarsaw.com.

Safe Harbor Statement

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include the ability of the Company to implement the necessary changes to be in compliance with the formal agreements with the OCC, the effectiveness of the changes the Company is making, quality of collateral associated with nonperforming loans, the ability of customers to continue to make payments on criticized or substandard loans, the speed or cost of resolving bad loans, the ability to hire and train personnel, the economic conditions in the area the Company operates, customer preferences, the competition and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.

TABLES FOLLOW.

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Income and Other Data
(Dollars in thousands, except per share amounts)
(Unaudited)
	Three months ended
	December 31,
	2004	2003	$ Change	% Change
Interest income	$26,814	$26,849	$(35)	0%
Interest expense	7,789	7,922	(133)	(2)%

Net interest income	19,025	18,927	98	1%
Provision for loan losses	4,017	8,327	(4,310)	(52)%

Net interest income after provision for loan losses	15,008	10,600	4,408	42%

Noninterest income:
Service charges on deposits	3,014	3,062	(48)	(2)%
Financial services group fees and commissions	1,345	1,582	(237)	(15)%
Mortgage banking activities	606	1,187	(581)	(49)%
Gain on sale and call of securities	160	18	142	789%
Other	769	902	(133)	(15)%

Total noninterest income	5,894	6,751	(857)	(13)%

Noninterest expense:
Salaries and employee benefits	9,569	8,417	1,152	14%
Other	8,091	6,987	1,104	16%

Total noninterest expense	17,660	15,404	2,256	15%
Income before income taxes	3,242	1,947	1,295	67%
Income taxes	350	(299)	649	217%

Net income	2,892	2,246	646	29%
Preferred stock dividends	373	373	-	0%
			-
Net income available to common shareholders	$2,519	$1,873	$646	34%

Taxable-equivalent net interest income	$20,141	$20,032	$109	1%

Per common share data:
Net income — basic	$0.22	$0.17	$0.05	29%
Net income — diluted	$0.22	$0.17	$0.05	29%
Cash dividends declared	$0.16	$0.16	$0.00	0%
Book value	$15.14	$14.81	$0.33	2%

Common shares outstanding:
Weighted average shares — basic	11,214,777	11,165,806
Weighted average shares — diluted	11,290,331	11,249,122
Period end actual	11,249,075	11,168,310

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Additional Data
(Dollars in thousands, except per share amounts)
(Unaudited)
	Three months ended
	December 31,
	2004	2003
Performance ratios, annualized
Return on average assets	0.52%	0.41%
Return on average common equity	5.81%	4.44%
Common dividend payout ratio	72.73%	94.12%
Net interest margin (tax-equivalent)	3.90%	3.96%
Efficiency ratio	67.03%	55.33%
Asset quality data:
Past due over 90 days and accruing	$2,018	$1,709
Restructured loans	—	3,069
Nonaccrual loans	49,264	46,672
Other real estate owned (ORE)	1,196	653

Total nonperforming assets	$52,478	$52,103

Net loan charge-offs	$2,199	$8,316
Asset quality ratios:
Nonperforming loans to total loans	4.09%	3.82%
Nonperforming assets to total loans and ORE	4.18%	3.87%
Allowance for loan losses to total loans	2.63%	2.16%
Allowance for loan losses to nonperforming loans	64%	56%
Net loan charge-offs to average loans (annualized)	0.70%	2.44%
Capital ratios:
Average common equity to average total assets	7.85%	7.78%
Leverage ratio	7.30%	7.04%
Tier 1 risk-based capital ratio	11.50%	10.20%
Risk-based capital ratio	12.76%	11.44%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Income and Other Data
(Dollars in thousands, except per share amounts)
(Unaudited)

	Twelve months ended
	December 31,
	2004	2003	$ Change	% Change
Interest income	$106,175	$111,450	$(5,275)	(5)%
Interest expense	30,770	35,949	(5,179)	(14)%

Net interest income	75,405	75,501	(96)	0%
Provision for loan losses	13,476	22,526	(9,050)	(40)%

Net interest income after provision for loan losses	61,929	52,975	8,954	17%

Noninterest income:
Service charges on deposits	11,987	11,461	526	5%
Financial services group fees and commissions	5,733	5,692	41	1%
Mortgage banking activities	2,147	4,036	(1,889)	(47)%
Gain on sale and call of securities	248	1,041	(793)	(76)%
Gain on sale of credit card loans	1,177	-	1,177	N/A
Other	4,079	3,842	237	6%

Total noninterest income	25,371	26,072	(701)	(3)%

Noninterest expense:
Salaries and employee benefits	37,009	33,825	3,184	9%
Other	28,582	26,998	1,584	6%

Total noninterest expense	65,591	60,823	4,768	8%
Income before income taxes	21,709	18,224	3,485	19%
Income taxes	5,493	3,977	1,516	38%

Net income	16,216	14,247	1,969	14%
Preferred stock dividends	1,495	1,495	-	0%
			-
Net income available to common shareholders	$14,721	$12,752	$1,969	15%

Taxable-equivalent net interest income	$79,886	$79,979	$(93)	0%

Per common share data:
Net income — basic	$1.32	$1.14	$0.18	16%
Net income — diluted	$1.31	$1.13	$0.18	16%
Cash dividends declared	$0.64	$0.64	$0.00	0%

Common shares outstanding:
Weighted average shares — actual	11,191,475	11,148,042
Weighted average shares — diluted	11,258,900	11,245,939
Period end	11,249,075	11,168,310

Performance ratios:
Return on average assets	0.74%	0.66%
Return on average common equity	8.76%	7.65%
Common dividend payout ratio	48.48%	56.14%
Net interest margin (tax-equivalent)	3.89%	3.95%
Efficiency ratio	62.12%	55.73%

Asset quality data and ratio:
Net loan charge-offs	$9,554	$15,121
Net loan charge-offs to average loans	0.74%	1.11%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
(Dollars in thousands)
(Unaudited)
	December 31,
	2004	2003	$ Change	% Change
ASSETS
Cash, due from banks and interest-bearing deposits	$45,279	$45,635	$(356)	(1)%
Federal funds sold	806	40,006	(39,200)	(98)%
Investment securities	766,515	652,095	114,420	18%
Loans	1,255,053	1,345,317	(90,264)	(7)%
Less: Allowance for loan losses	32,986	29,064	3,922	13%

Loans, net	1,222,067	1,316,253	(94,186)	(7)%
Goodwill	41,371	40,621	750	2%
Other assets	84,019	79,122	4,897	6%

Total assets	$2,160,057	$2,173,732	$(13,675)	(1)%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand	$289,582	$264,990	$24,592	9%
Savings, money market, and interest-bearing checking	789,550	784,219	5,331	1%
Certificates of deposit	739,817	769,682	(29,865)	(4)%

Total deposits	1,818,949	1,818,891	58	0%
Short-term borrowings	35,554	50,025	(14,471)	(29)%
Long-term borrowings	80,380	87,520	(7,140)	(8)%
Junior subordinated debentures issued to unconsolidated subsidiary trust	16,702	16,702	-	0%
Other liabilities	20,462	17,491	2,971	17%

Total liabilities	1,972,047	1,990,629	(18,582)	(1)%

Shareholders’ equity:
Preferred equity	17,722	17,735	(13)	0%
Common equity	170,288	165,368	4,920	3%

Total shareholders' equity (1)	188,010	183,103	4,907	3%

Total liabilities and shareholders' equity	$2,160,057	$2,173,732	$(13,675)	(1)%

(1) Includes the after-tax impact of net unrealized gains on investment securities classified as available for sale of $3,884 and $8,197 at December 31, 2004 and 2003, respectively.

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Average Statements of Financial Condition
(Dollars in thousands)
(Unaudited)
	Three months ended
	December 31,
	2004	2003	$ Change	% Change
ASSETS
Cash, due from banks and interest-bearing deposits	$43,851	$47,924	$(4,073)	(8)%
Federal funds sold	37,109	41,617	(4,508)	(11)%
Investment securities	768,179	611,429	156,750	26%
Loans	1,259,101	1,361,932	(102,831)	(8)%
Less: Allowance for loan losses	31,450	28,300	3,150	11%

Loans, net	1,227,651	1,333,632	(105,981)	(8)%
Goodwill	40,950	40,621	329	1%
Other assets	80,837	78,085	2,752	4%

Total assets	$2,198,577	$2,153,308	$45,269	2%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand	$279,590	$263,060	$16,530	6%
Savings, money market, and interest-bearing checking	837,608	811,031	26,577	3%
Certificates of deposit	740,956	730,950	10,006	1%

Total deposits	1,858,154	1,805,041	53,113	3%
Short-term borrowings	36,068	57,399	(21,331)	(37)%
Long-term borrowings	80,815	71,813	9,002	13%
Junior subordinated debentures issued to unconsolidated subsidiary trust	16,702	16,200	502	3%
Other liabilities	16,607	17,601	(994)	(6)%

Total liabilities	2,008,346	1,968,054	40,292	2%

Shareholders’ equity:
Preferred equity	17,729	17,735	(6)	0%
Common equity	172,502	167,519	4,983	3%

Total shareholders' equity	190,231	185,254	4,977	3%

Total liabilities and shareholders' equity	$2,198,577	$2,153,308	$45,269	2%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Average Statements of Financial Condition
(Dollars in thousands)
(Unaudited)
	Twelve months ended
	December 31,
	2004	2003	$ Change	% Change
ASSETS
Cash, due from banks and interest-bearing deposits	$44,182	$44,249	$(67)	0%
Federal funds sold	35,170	45,286	(10,116)	(22)%
Investment securities	725,500	19,328	106,172	17%
Loans	1,295,332	1,357,629	(62,297)	(5)%
Less: Allowance for loan losses	30,583	25,135	5,448	22%

Loans, net	1,264,749	,332,494	(67,745)	(5)%
Goodwill	40,816	40,616	200	0%
Other assets	80,163	73,764	6,399	9%

Total assets	$2,190,580	$2,155,737	$34,843	2%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand	$267,721	$45,234	$22,487	9%
Savings, money market, and interest-bearing checking	820,571	800,854	19,717	2%
Certificates of deposit	760,453	744,022	16,431	2%

Total deposits	1,848,745	1,790,110	58,635	3%
Short-term borrowings	40,156	61,954	(21,798)	(35)%
Long-term borrowings	83,550	81,795	1,755	2%
Junior subordinated debentures issued to unconsolidated subsidiary trust	16,702	16,200	502	3%
Other liabilities	15,670	21,165	(5,495)	(26)%

Total liabilities	2,004,823	1,971,224	33,599	2%

Shareholders’ equity:
Preferred equity	17,733	17,738	(5)	0%
Common equity	168,024	166,775	1,249	1%

Total shareholders' equity	185,757	184,513	1,244	1%

Total liabilities and shareholders' equity	$2,190,580	$2,155,737	$34,843	2%